UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2010

Purple Communications, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-29359	22-3693371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

595 Menlo Drive, Rocklin, CA 95765

(Address of principal executive offices)

(888) 600-4780

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On March 19, 2010, Purple Communications, Inc. (the “Company”) initiated a reduction in work force which is expected to affect approximately 53 employees, or approximately 6% of the Company’s workforce. The Company expects to incur material charges in the first quarter of 2010 in connection with such reduction in work force, however, the Company is unable to estimate the amount of such charges at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURPLE COMMUNICATIONS, INC.

Date: March 25, 2010	By:	/s/ Michael J. Pendergast
Michael J. Pendergast
General Counsel & Corporate Secretary